Exhibit 99.1

Pareteum Sets Q2 2017 Results Announcement Date
and Anticipates Revenues to Exceed Expectations
Bolstered by Growing $60 M Backlog

•	50% Quarter-over-Quarter Growth in Contracted Backlog
•	Second Quarter Results Conference Call to be Held on or before August 14, 2017

NEW YORK, July 11, 2017 -- Pareteum Corporation (NYSE MKT: TEUM) ("Pareteum" or the "Company"), a leading communications technology provider to global Mobile, MVNO, Enterprise and IoT markets, today announced that the Company expects to report revenues exceeding analyst expectations of $3 million for the second quarter ended June 30, 2017.

The Company’s contracted backlog stands at approximately $60 million, to date. This contractual backlog is generated by each of the Company’s Managed Services customers who have entered into multi-year Software-as-a-Service agreements with Pareteum and consists of guaranteed minimum monthly recurring fees, as well as contractually forecasted subscribers and their resulting monthly recurring revenue.

“We believe the estimated revenue for the second quarter, coupled with our rapidly growing contracted backlog signify an important inflection point in the business,” said Hal Turner, Executive Chairman of Pareteum. “Over the course of 2017 and 2018, we expect continued top-line improvement to be driven by our committed backlog revenue as it is converted into earned revenue in an escalating manner. Pareteum’s approximate $60 million 36 month revenue backlog at the end of the second quarter is almost triple the number at the beginning of 2016. More importantly, because of five new sales agreements, including additions for our large existing customers, and new customers, we have increased by almost 50% the backlog since I first reported it at $44 million during our Q1 Town Hall call. This is a clear leading indicator of customers seeking the value that we bring to them from our software and solutions. We expect continued growth of our revenue backlog, which will be reflected in our reported top line revenues.”

The Company’s Second Quarter 2017 earnings conference call is expected to be held on or before August 14, 2017.

About Pareteum Corporation:

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise, Software-as-a-Service and IoT markets. The Company’s software solutions allow any organization to harness the power of a wirelessly connected world by delivering seamless connectivity and subscriber management capabilities that provides end-to-end control of millions of connected devices. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, one of the largest mobile operators in the Middle East, as well as MVNO customers such as Lebara and Lowi. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Investor Relations Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com